Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466
Bryn Mawr Bank Corporation Reports
Third Quarter Net Income of $16.4 Million,
Wealth Assets Surpass $15 Billion Milestone,
Declares $0.26 Dividend

BRYN MAWR, Pa., October 17, 2019 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $16.4 million, or $0.81 diluted earnings per share for the three months ended September 30, 2019, as compared to net income of $15.8 million, or $0.78 diluted earnings per share, for the three months ended June 30, 2019, and $16.7 million, or $0.82 diluted earnings per share, for the three months ended September 30, 2018.

On a non-GAAP basis, core net income, which excludes income tax charges incurred in connection with the Tax Cuts and Jobs Act (“Tax Reform”), due diligence and merger-related expenses, one-time costs associated with our voluntary Years of Service Incentive Program (the “Incentive Program”), and other non-core income and expense items, as detailed in the appendix to this earnings release, was $16.4 million, or $0.81 diluted earnings per share, for the three months ended September 30, 2019, as compared to $15.8 million, or $0.78 diluted earnings per share, for the three months ended June 30, 2019, and $17.1 million, or $0.84 diluted earnings per share, for the three months ended September 30, 2018. Management believes core net income is an important measure in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“This is an exciting time for BMT as the Board’s commitment to building a market-leading company continues to manifest through another quarter of solid earnings and strong credit performance,” commented Frank Leto, President and Chief Executive Officer. “Our wealth business continued its growth trajectory as assets under management surpassed $15 billion and we believe our strong sales pipeline in this and other business lines is indicative of our focus on new business development,” Mr. Leto continued. “Our client-focused team is going to market as One BMT, bringing a unified, full suite of banking and wealth financial solutions to the communities we serve enabling us to continue our momentum into year-end and 2020.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.26 per share, payable December 1, 2019 to shareholders of record as of November 1, 2019.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Third Quarter 2019 Compared to Second Quarter 2019

•Net income for the three months ended September 30, 2019 was $16.4 million, compared to net income of $15.8 million for the three months ended June 30, 2019. Net interest income for the three months ended September 30, 2019 was $37.4 million, an increase of $787 thousand over the linked quarter. The provision for loan and lease losses (the “Provision”) for the three months ended September 30, 2019 decreased $708 thousand as compared to the second quarter of 2019. Total noninterest income decreased $766 thousand, total noninterest expense remained relatively unchanged, and income tax expense increased $163 thousand for the three months ended September 30, 2019, as compared to the three months ended June 30, 2019.

•Net interest income for the three months ended September 30, 2019 was $37.4 million, an increase of $787 thousand over the linked quarter. Tax-equivalent net interest income for the three months ended September 30, 2019 was $37.5 million, an increase of $781 thousand over the linked quarter. Tax-equivalent net interest income for the third quarter of 2019 was impacted by the accretion of purchase accounting fair value marks of $1.6 million as compared to $1.3 million for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2019 was $35.9 million, an increase of $494 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. Items contributing to the increase in tax-equivalent net interest income adjusted for purchase accounting included increases of $431 thousand and $358 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest income on available for sale investment securities, respectively, and a decrease of $165 thousand in interest paid on deposits, partially offset by an increase of $580 thousand of interest expense on short-term borrowings for the three months ended September 30, 2019 as compared to the linked quarter ended June 30, 2019.

Tax-equivalent interest and fees earned on loans and leases for the three months ended September 30, 2019 increased $739 thousand as compared to the linked quarter. Average loans and leases for the three months ended September 30, 2019 increased $8.7 million over the linked quarter and experienced a two basis point increase in tax-equivalent yield.

Tax-equivalent interest income on available for sale investment securities for the three months ended September 30, 2019 increased $358 thousand as compared to the linked quarter. Average available for sale investment securities increased by $33.0 million over the linked quarter and experienced an eight basis point increase in tax-equivalent yield.

Interest expense on deposits for the three months ended September 30, 2019 decreased $145 thousand over the linked quarter. Average interest-bearing deposits decreased $18.6 million coupled with a three basis point decrease in the rate paid as compared to the linked quarter.

Interest expense on short-term borrowings for the three months ended September 30, 2019 increased $580 thousand over the linked quarter. Average short-term borrowings increased $101.5 million coupled with a 10 basis point increase in the rate paid as compared to the linked quarter.

•The tax-equivalent net interest margin was 3.54% for the three months ended September 30, 2019 as compared to 3.55% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.39% for the three months ended September 30, 2019 as compared to 3.43% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Noninterest income of $19.5 million for the three months ended September 30, 2019 decreased $766 thousand as compared to the linked quarter. Contributing to the decrease were decreases of $797 thousand and $684 thousand in other operating income and fees for wealth management services, respectively, partially offset by an increase of $624 thousand in capital markets revenue.

•Noninterest expense of $35.2 million for the three months ended September 30, 2019 remained relatively unchanged, decreasing $15 thousand as compared to the second quarter of 2019. The decrease on a linked quarter basis was primarily due to decreases of $272 thousand, $233 thousand and $218 thousand in professional fees, furniture, fixtures and equipment expenses, and other operating expenses, respectively, partially offset by an increase of $727 thousand in salaries and performance based incentives.

•The Provision decreased $708 thousand for the three months ended September 30, 2019 to $919 thousand, as compared to $1.6 million for the second quarter of 2019. Net loan and lease charge-offs for the third quarter of 2019 totaled $1.3 million as compared to $1.1 million for the second quarter of 2019. The effect on the Provision of the $263 increase in net charge-offs on a linked quarter basis was offset by improvements in certain qualitative factors linked to economic indicators used in the calculation of the allowance for loan and lease losses (the “Allowance”).

•The effective tax rate of 21.20% for the third quarter of 2019 was relatively unchanged compared to 21.18% for the second quarter of 2019.

Results of Operations – Third Quarter 2019 Compared to Third Quarter 2018

•Net income for the three months ended September 30, 2019 was $16.4 million, or $0.81 diluted earnings per share, as compared to net income of $16.7 million, or diluted earnings per share of $0.82 for the same period in 2018. Net interest income for the three months ended September 30, 2019 was $37.4 million, an increase of $669 thousand as compared to the same period in 2018. The Provision for the three months ended September 30, 2019 increased $255 thousand as compared to the same period in 2018. Total noninterest income increased $1.2 million, total noninterest expense increased $1.6 million, and income tax expense increased $336 thousand for the three months ended September 30, 2019 as compared to the same period in 2018.

On a non-GAAP basis, core net income, which excludes income tax charges incurred in connection with Tax Reform, due diligence and merger-related expenses, one-time costs associated with the Incentive Program, and other non-core income and expense items, as detailed in the appendix to this earnings release, was $16.4 million, or $0.81 per diluted share, for the three months ended September 30, 2019 as compared to $17.1 million, or $0.84 per diluted share, for the same period in 2018. Management believes core net income is an important measure in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Net interest income for the three months ended September 30, 2019 was $37.4 million, an increase of $669 thousand as compared to the same period in 2018. Tax-equivalent net interest income for the three months ended September 30, 2019 was $37.5 million, an increase of $666 thousand as compared to the same period in 2018. Tax-equivalent net interest income for the third quarter of 2019 was impacted by the accretion of purchase accounting fair value marks of $1.6 million as compared to $1.7 million for the same period in 2018. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2019 was $35.9 million, an increase of $794 thousand as compared to the same period in 2018. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. Items contributing to the increase adjusted for purchase accounting included increases of $3.4 million and $808 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest earned on available for sale investment securities, respectively, as well as decreases of $159 thousand and $153 thousand in interest paid on short-term borrowings and long-term Federal Home Loan Bank (“FHLB”) advances, respectively. These increases to tax-equivalent net interest income were partially offset by a $3.8 million increase in interest paid on deposits for the three months ended September 30, 2019 as compared to the same period in 2018.

Tax-equivalent interest and fees earned on loans and leases increased $3.4 million for the three months ended September 30, 2019 as compared to the same period in 2018. Average loans and leases for the third quarter of 2019 increased $153.2 million from the same period in 2018 and experienced a 17 basis point increase in tax-equivalent yield.

Tax-equivalent interest income on available for sale investment securities increased $808 thousand for the three months ended September 30, 2019 as compared to the same period in 2018. Average available for sale investment securities increased by $71.2 million as compared to the same period in 2018 and experienced a 27 basis point tax-equivalent yield increase.

Interest expense on short-term borrowings and long-term FHLB advances for the three months ended September 30, 2019 decreased $159 thousand and $151 thousand, respectively as compared to the same period in 2018. Average short-term borrowings and average long-term FHLB advances decreased $38.2 million and $35.8 million, respectively, offset by a 10 and 19 basis point increase in the rate paid on short-term borrowings and long-term FHLB advances, respectively, as compared to the same period in 2018.

Interest expense on deposits for the three months ended September 30, 2019 increased $4.0 million as compared to the same period in 2018. The increase was primarily due to a 48 basis point increase in the rate paid on deposits as compared to the same period in 2018. The increase in rate paid was related to the competitive dynamics in the markets in which we operate and certain promotional interest rates offered during the first and second quarters of 2019. A $283.0 million increase in average interest-bearing deposits also contributed to the increase in interest expense on deposits.

•The tax-equivalent net interest margin was 3.54% for the three months ended September 30, 2019 as compared to 3.69% for the same period in 2018. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.39% and 3.52% for three months ended September 30, 2019 and 2018, respectively. The main drivers for the decrease in the adjusted tax-equivalent net interest margin were the rate and volume increases of interest-bearing deposits as discussed above. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Noninterest income of $19.5 million for the three months ended September 30, 2019 increased by $1.2 million as compared to the same period in 2018. Increases of $1.4 million and $483 thousand in capital markets revenue and fees for wealth management services, respectively, were partially offset by a decrease of $916 thousand in other operating income.

•Noninterest expense of $35.2 million for the three months ended September 30, 2019 increased $1.6 million as compared to the same period in 2018. Contributing to the increase were increases of $1.2 million, $291 thousand, $265 thousand, $238 thousand and $222 thousand in salaries and wages, occupancy and bank premises expense, furniture, fixtures and equipment expenses, advertising expense, and data processing expense, respectively. Partially offsetting these increases were decreases of $389 thousand and $371 thousand in due diligence, merger-related and merger integration expenses and other operating expenses, respectively.

•The Provision increased by $255 thousand for the three months ended September 30, 2019 to $919 thousand, as compared to $664 thousand for the same period in 2018. The increase in Provision was related to the level of loan and lease growth during the third quarter of 2019 as compared to the negative growth experienced during the same period in 2018. Total portfolio loans and leases increased by $6.1 million during the third quarter of 2019, as compared to an $8.0 million decrease in total portfolio loans and leases for the same period in 2018. Net charge-offs of loans and leases decreased slightly, by $54 thousand for the third quarter of 2019 as compared to the same period in 2018.

•The effective tax rate for the third quarter of 2019 increased to 21.20% as compared to 19.60% for the third quarter of 2018. The increase was primarily related to a $281 thousand decrease in net discrete tax benefits for the third quarter of 2019 as compared to the same period in 2018. These discrete items were the result of excess tax benefits from stock-based compensation as well as the re-measurement of deferred tax items related to Tax Reform.

Financial Condition – September 30, 2019 Compared to December 31, 2018

•Total assets as of September 30, 2019 were $4.83 billion, an increase of $176.2 million from December 31, 2018. The increase was primarily due to a $113.6 million increase in portfolio loans and leases, a $99.8 million increase in other assets, and $42.2 million of operating lease right-of-use assets as of September 30, 2019 included on the balance sheet as a result of a required accounting pronouncement adopted in the first quarter of 2019. The $99.8 million increase in other assets was primarily due to a $50.0 million increase in the fair value of interest rate swaps. Partially offsetting these increases was a decrease in available for sale investment securities of $133.3 million.

•Available for sale investment securities as of September 30, 2019 totaled $604.2 million, a decrease of $133.3 million from December 31, 2018. The decrease was primarily related to the maturing of $200.0 million short-term U.S. Treasury securities in the first quarter of 2019, partially offset by a $99.0 million increase in mortgage-backed securities.

•Total portfolio loans and leases of $3.54 billion as of September 30, 2019 increased by $113.6 million from December 31, 2018, an increase of 3.3%. Increases of $104.9 million, $18.6 million, $14.2 million, $10.9 million and $3.7 million in commercial mortgages, leases, commercial and industrial loans, residential mortgages and consumer loans, respectively, were offset by decreases of $29.4 million and $9.3 million in construction loans and home equity loans and lines, respectively.

•The Allowance as of September 30, 2019 was $20.8 million, or 0.59% of portfolio loans and leases, as compared to $19.4 million, or 0.57% of portfolio loans and leases as of December 31, 2018. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance for originated loans and leases as a percentage of originated loans and leases, which was 0.66% as of September 30, 2019, as compared to 0.67% as of December 31, 2018, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 0.92% as of September 30, 2019, as compared to 1.08% as of December 31, 2018. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•Deposits of $3.70 billion as of September 30, 2019 increased $99.4 million from December 31, 2018. Increases of $219.1 million, $120.5 million, $114.1 million, $2.8 million, and $1.5 million in wholesale non-maturity deposits, money market accounts, interest-bearing demand accounts, noninterest bearing deposits, and savings accounts, respectively, were offset by decreases of $283.2 million and $75.4 million in in wholesale time deposits and retail time deposits, respectively.

•Borrowings of $368.6 million as of September 30, 2019, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $59.3 million from December 31, 2018, primarily due to decreases of $48.9 million and $10.6 million in short-term borrowings and long-term FHLB advances, respectively.

•Wealth assets under management, administration, supervision and brokerage (“wealth assets”) totaled $15.61 billion as of September 30, 2019, an increase of $2.18 billion from December 31, 2018. Wealth assets consisted of $9.21 billion of wealth assets where fees are set at fixed amounts and $6.40 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts as of September 30, 2019, an increase of $1.33 billion and $363.6 million, respectively, from December 31, 2018.

•The capital ratios for the Bank and the Corporation, as of September 30, 2019, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area;

changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss (“CECL”) model, which will change how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2020; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$86,158	$49,643	$29,449	$34,357	$35,233
Investment securities	625,452	606,844	578,629	753,628	545,320
Loans held for sale	5,767	6,333	2,884	1,749	4,111
Portfolio loans and leases	3,540,747	3,534,665	3,523,514	3,427,154	3,381,475
Allowance for loan and lease losses ("ALLL")	(20,777)	(21,182)	(20,616)	(19,426)	(18,684)
Goodwill and other intangible assets	204,096	205,050	206,006	207,467	208,165
Total assets	4,828,641	4,736,565	4,631,993	4,652,485	4,388,442
Deposits - interest-bearing	2,794,079	2,691,502	2,755,307	2,697,468	2,522,863
Deposits - non-interest-bearing	904,409	940,911	882,310	901,619	834,363
Short-term borrowings	203,471	207,828	124,214	252,367	226,498
Long-term FHLB advances	44,735	47,941	55,407	55,374	72,841
Subordinated notes	98,660	98,616	98,571	98,526	98,482
Jr. subordinated debentures	21,709	21,665	21,622	21,580	21,538
Total liabilities	4,227,706	4,146,410	4,056,886	4,087,781	3,837,017
Total shareholders' equity	600,935	590,155	575,107	564,704	551,425
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	48,597	37,843	32,742	38,957	37,467	39,785	37,573
Investment securities	622,336	587,518	569,915	554,265	546,998	593,449	543,948
Loans held for sale	4,375	3,353	1,214	2,005	4,932	2,992	4,072
Portfolio loans and leases	3,528,548	3,520,866	3,476,525	3,397,479	3,374,767	3,508,837	3,337,669
Total interest-earning assets	4,203,856	4,149,580	4,080,396	3,992,706	3,964,164	4,145,063	3,923,262
Goodwill and intangible assets	204,637	205,593	206,716	207,893	207,880	205,641	207,158
Total assets	4,760,074	4,651,625	4,545,129	4,413,000	4,376,148	4,653,064	4,331,605
Deposits - interest-bearing	2,776,226	2,794,854	2,674,194	2,602,412	2,493,213	2,748,798	2,474,254
Short-term borrowings	169,985	68,529	157,652	128,429	208,201	132,100	195,483
Long-term FHLB advances	45,698	52,397	55,385	67,363	81,460	51,125	102,312
Subordinated notes	98,634	98,587	98,542	98,497	98,457	98,588	98,450
Jr. subordinated debentures	21,680	21,637	21,595	21,553	21,511	21,638	21,470
Total interest-bearing liabilities	3,112,223	3,036,004	3,007,368	2,918,254	2,902,842	3,052,249	2,891,969
Total liabilities	4,164,763	4,070,160	3,973,043	3,856,694	3,828,241	4,070,025	3,794,979
Total shareholders' equity	595,311	581,465	572,086	556,306	547,907	583,039	536,626

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Income Statement
Net interest income	$37,398	$36,611	$37,647	$37,987	$36,729	$111,656	$111,484
Provision for loan and lease losses	919	1,627	3,736	2,362	664	6,282	4,831
Noninterest income	19,455	20,221	19,253	18,097	18,274	58,929	57,885
Noninterest expense	35,173	35,188	39,724	34,845	33,592	110,085	105,458
Income tax expense	4,402	4,239	2,764	1,746	4,066	11,405	12,419
Net income	16,359	15,778	10,676	17,131	16,681	42,813	46,661
Net (loss) income attributable to noncontrolling interest	(1)	(7)	(1)	(5)	(1)	(9)	5
Net income attributable to Bryn Mawr Bank Corporation	16,360	15,785	10,677	17,136	16,682	42,822	46,656
Basic earnings per share	0.81	0.78	0.53	0.85	0.82	2.13	2.31
Diluted earnings per share	0.81	0.78	0.53	0.84	0.82	2.12	2.28
Net income (core) (1)	16,360	15,785	14,230	17,167	17,140	46,375	53,453
Basic earnings per share (core) (1)	0.81	0.78	0.71	0.85	0.85	2.30	2.64
Diluted earnings per share (core) (1)	0.81	0.78	0.70	0.84	0.84	2.29	2.61
Dividends paid or accrued per share	0.26	0.26	0.25	0.25	0.25	0.77	0.69
Profitability Indicators
Return on average assets	1.36%	1.36%	0.95%	1.54%	1.51%	1.23%	1.44%
Return on average equity	10.90%	10.89%	7.57%	12.22%	12.08%	9.82%	11.62%
Return on tangible equity(1)	17.35%	17.62%	12.65%	20.37%	20.25%	15.94%	19.74%
Return on tangible equity (core)(1)	17.35%	17.62%	16.59%	20.40%	20.78%	17.19%	22.50%
Return on average assets (core)(1)	1.36%	1.36%	1.27%	1.54%	1.55%	1.33%	1.65%
Return on average equity (core)(1)	10.90%	10.89%	10.09%	12.24%	12.41%	10.63%	13.32%
Tax-equivalent net interest margin	3.54%	3.55%	3.75%	3.79%	3.69%	3.61%	3.81%
Efficiency ratio(1)	60.19%	60.23%	60.26%	60.35%	58.75%	60.23%	56.12%
Share Data
Closing share price	$36.51	$37.32	$36.13	$34.40	$46.90
Book value per common share	$29.86	$29.31	$28.52	$28.01	$27.18
Tangible book value per common share	$19.75	$19.16	$18.34	$17.75	$16.95
Price / book value	122.27%	127.33%	126.68%	122.81%	172.55%
Price / tangible book value	184.86%	194.78%	197.00%	193.80%	276.70%
Weighted average diluted shares outstanding	20,208,630	20,244,409	20,271,661	20,321,283	20,438,376	20,236,331	20,444,075
Shares outstanding, end of period	20,124,193	20,131,854	20,167,729	20,163,816	20,291,416
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$15,609,786	$14,815,298	$14,736,512	$13,429,544	$13,913,265
Fees for wealth management services	$10,826	$11,510	$10,392	$11,017	$10,343

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	12.16%	11.83%	11.30%	11.42%	11.55%
Total capital to RWA	12.74%	12.42%	11.87%	11.99%	12.10%
Tier I leverage ratio	9.74%	9.61%	9.48%	9.48%	9.47%
Tangible equity ratio (1)	9.75%	9.58%	9.34%	8.95%	9.29%
Common equity Tier I capital to RWA	12.16%	11.83%	11.30%	11.42%	11.55%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	11.32%	11.12%	10.72%	10.92%	10.90%
Total capital to RWA	14.60%	14.44%	14.00%	14.30%	14.33%
Tier I leverage ratio	9.07%	9.04%	8.99%	9.06%	8.94%
Tangible equity ratio (1)	8.60%	8.51%	8.35%	8.05%	8.23%
Common equity Tier I capital to RWA	10.74%	10.54%	10.14%	10.32%	10.29%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$1,324	$1,061	$2,546	$1,620	$1,378	$4,931	$3,672

Nonperforming loans and leases ("NPL"s)	$14,119	$12,179	$19,283	$12,820	$8,990
Other real estate owned ("OREO")	72	155	84	417	529
Total nonperforming assets ("NPA"s)	$14,191	$12,334	$19,367	$13,237	$9,519

Nonperforming loans and leases 30 or more days past due	$4,940	$8,224	$8,489	$7,765	$4,906
Performing loans and leases 30 to 89 days past due	5,273	9,466	6,432	5,464	9,145
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$10,213	$17,690	$14,921	$13,229	$14,051

Delinquent loans and leases to total loans and leases	0.29%	0.50%	0.42%	0.39%	0.42%
Delinquent performing loans and leases to total loans and leases	0.15%	0.27%	0.18%	0.16%	0.27%
NCOs / average loans and leases (annualized)	0.15%	0.12%	0.30%	0.19%	0.16%	0.19%	0.15%
NPLs / total portfolio loans and leases	0.40%	0.34%	0.55%	0.37%	0.27%
NPAs / total loans and leases and OREO	0.40%	0.35%	0.55%	0.39%	0.28%
NPAs / total assets	0.29%	0.26%	0.42%	0.28%	0.22%
ALLL / NPLs	147.16%	173.92%	106.91%	151.53%	207.83%
ALLL / portfolio loans	0.59%	0.60%	0.59%	0.57%	0.55%
ALLL for originated loans and leases / Originated loans and leases (1)	0.66%	0.68%	0.68%	0.67%	0.68%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	0.92%	1.00%	1.03%	1.08%	1.28%

Troubled debt restructurings ("TDR"s) included in NPLs	$5,755	$4,190	$4,057	$1,217	$1,208
TDRs in compliance with modified terms	5,069	5,141	5,149	9,745	4,316
Total TDRs	$10,824	$9,331	$9,206	$10,962	$5,524
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Assets
Cash and due from banks	$8,582	$13,742	$13,656	$14,099	$10,121
Interest-bearing deposits with banks	86,158	49,643	29,449	34,357	35,233
Cash and cash equivalents	94,740	63,385	43,105	48,456	45,354
Investment securities, available for sale	604,181	588,119	559,983	737,442	528,064
Investment securities, held to maturity	12,947	10,209	10,457	8,684	8,916
Investment securities, trading	8,324	8,516	8,189	7,502	8,340
Loans held for sale	5,767	6,333	2,884	1,749	4,111
Portfolio loans and leases, originated	3,137,769	3,088,849	3,032,270	2,885,251	2,752,160
Portfolio loans and leases, acquired	402,978	445,816	491,244	541,903	629,315
Total portfolio loans and leases	3,540,747	3,534,665	3,523,514	3,427,154	3,381,475
Less: Allowance for losses on originated loan and leases	(20,675)	(21,076)	(20,519)	(19,329)	(18,612)
Less: Allowance for losses on acquired loan and leases	(102)	(106)	(97)	(97)	(72)
Total allowance for loan and lease losses	(20,777)	(21,182)	(20,616)	(19,426)	(18,684)
Net portfolio loans and leases	3,519,970	3,513,483	3,502,898	3,407,728	3,362,791
Premises and equipment	66,439	68,092	67,279	65,648	63,281
Operating lease right-of-use assets	42,200	43,116	43,985	—	—
Accrued interest receivable	12,746	13,312	13,123	12,585	13,232
Mortgage servicing rights	4,580	4,744	4,910	5,047	5,328
Bank owned life insurance	58,749	58,437	58,138	57,844	57,543
Federal Home Loan Bank ("FHLB") stock	16,148	14,677	10,526	14,530	14,678
Goodwill	184,012	184,012	184,012	184,012	183,864
Intangible assets	20,084	21,038	21,994	23,455	24,301
Other investments	16,683	16,517	16,526	16,526	16,529
Other assets	161,071	122,575	83,984	61,277	52,110
Total assets	$4,828,641	$4,736,565	$4,631,993	$4,652,485	$4,388,442

Liabilities
Deposits
Noninterest-bearing	$904,409	$940,911	$882,310	$901,619	$834,363
Interest-bearing	2,794,079	2,691,502	2,755,307	2,697,468	2,522,863
Total deposits	3,698,488	3,632,413	3,637,617	3,599,087	3,357,226
Short-term borrowings	203,471	207,828	124,214	252,367	226,498
Long-term FHLB advances	44,735	47,941	55,407	55,374	72,841
Subordinated notes	98,660	98,616	98,571	98,526	98,482
Jr. subordinated debentures	21,709	21,665	21,622	21,580	21,538
Operating lease liabilities	46,506	47,393	48,224	—	—
Accrued interest payable	9,015	8,244	8,674	6,652	7,193
Other liabilities	105,122	82,310	62,557	54,195	53,239
Total liabilities	4,227,706	4,146,410	4,056,886	4,087,781	3,837,017

Shareholders' equity
Common stock	24,646	24,583	24,577	24,545	24,533
Paid-in capital in excess of par value	377,806	376,652	375,655	374,010	373,205
Less: common stock held in treasury, at cost	(81,089)	(78,583)	(76,974)	(75,883)	(70,437)
Accumulated other comprehensive income (loss), net of tax	2,698	1,700	(3,278)	(7,513)	(13,402)
Retained earnings	277,568	266,496	255,813	250,230	238,204
Total Bryn Mawr Bank Corporation shareholders' equity	601,629	590,848	575,793	565,389	552,103
Noncontrolling interest	(694)	(693)	(686)	(685)	(678)
Total shareholders' equity	600,935	590,155	575,107	564,704	551,425
Total liabilities and shareholders' equity	$4,828,641	$4,736,565	$4,631,993	$4,652,485	$4,388,442

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial mortgages	$1,762,382	$1,755,798	$1,746,695	$1,657,436	$1,618,493
Home equity loans and lines	198,030	203,852	204,791	207,351	207,806
Residential mortgages	505,304	506,093	502,379	494,355	467,402
Construction	151,593	152,554	159,761	181,078	178,493
Total real estate loans	2,617,309	2,618,297	2,613,626	2,540,220	2,472,194
Commercial & Industrial	709,808	704,167	705,701	695,584	722,999
Consumer	50,481	49,335	47,821	46,814	47,809
Leases	163,149	162,866	156,366	144,536	138,473
Total non-real estate loans and leases	923,438	916,368	909,888	886,934	909,281
Total portfolio loans and leases	$3,540,747	$3,534,665	$3,523,514	$3,427,154	$3,381,475

	Nonperforming Loans and Leases as of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial mortgages	$7,819	$6,072	$5,558	$2,568	$735
Home equity loans and lines	790	49	6,904	3,616	1,933
Residential mortgages	301	701	2,863	3,452	2,770
Construction	—	—	—	—	291
Total nonperforming real estate loans	8,910	6,822	15,325	9,636	5,729
Commercial & Industrial	4,141	4,495	2,965	2,101	1,782
Consumer	75	60	80	108	117
Leases	993	802	913	975	1,362
Total nonperforming non-real estate loans and leases	5,209	5,357	3,958	3,184	3,261
Total nonperforming portfolio loans and leases	$14,119	$12,179	$19,283	$12,820	$8,990

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial mortgage	$656	$(3)	$1,373	$249	$56
Home equity loans and lines	(22)	180	46	107	—
Residential	(7)	339	329	304	(12)
Construction	(1)	(1)	(1)	—	—
Total net charge-offs of real estate loans	626	515	1,747	660	44
Commercial & Industrial	8	(18)	391	298	304
Consumer	181	119	94	147	71
Leases	509	445	314	515	959
Total net charge-offs of non-real estate loans and leases	698	546	799	960	1,334
Total net charge-offs	$1,324	$1,061	$2,546	$1,620	$1,378

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. Treasury securities	$101	$101	$100	$200,013	$100
Obligations of the U.S. Government and agencies	172,753	192,799	186,746	195,855	190,453
State & political subdivisions - tax-free	6,327	6,700	8,468	11,162	15,629
State & political subdivisions - taxable	—	170	170	170	170
Mortgage-backed securities	388,891	348,975	322,913	289,890	284,421
Collateralized mortgage obligations	35,459	38,724	40,486	39,252	36,193
Other debt securities	650	650	1,100	1,100	1,098
Total investment securities available for sale, at fair value	$604,181	$588,119	$559,983	$737,442	$528,064

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. Treasury securities	$1	$1	$—	$(13)	$—
Obligations of the U.S. Government and agencies	188	275	(1,334)	(2,749)	(5,881)
State & political subdivisions - tax-free	8	8	(5)	(39)	(90)
State & political subdivisions - taxable	—	—	—	(1)	(1)
Mortgage-backed securities	4,605	3,364	(696)	(4,186)	(7,584)
Collateralized mortgage obligations	180	89	(510)	(898)	(1,618)
Other debt securities	—	—	—	—	(2)
Total unrealized gains (losses) on investment securities available for sale	$4,982	$3,737	$(2,545)	$(7,886)	$(15,176)

	Deposits
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest-bearing deposits:
Interest-bearing demand	$778,809	$745,134	$664,683	$664,749	$578,243
Money market	983,170	966,596	961,348	862,644	812,027
Savings	248,539	263,830	265,613	247,081	286,266
Retail time deposits	467,346	502,745	531,522	542,702	561,123
Wholesale non-maturity deposits	274,121	100,047	47,744	55,031	24,040
Wholesale time deposits	42,094	113,150	284,397	325,261	261,164
Total interest-bearing deposits	2,794,079	2,691,502	2,755,307	2,697,468	2,522,863
Noninterest-bearing deposits	904,409	940,911	882,310	901,619	834,363
Total deposits	$3,698,488	$3,632,413	$3,637,617	$3,599,087	$3,357,226

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Interest income:
Interest and fees on loans and leases	$45,527	$44,783	$44,837	$44,157	$42,103	$135,147	$124,481
Interest on cash and cash equivalents	143	73	132	83	64	348	181
Interest on investment securities	3,903	3,532	3,499	3,294	3,066	10,934	8,859
Total interest income	49,573	48,388	48,468	47,534	45,233	146,429	133,521
Interest expense:
Interest on deposits	9,510	9,655	8,097	7,048	5,533	27,262	13,504
Interest on short-term borrowings	937	357	943	681	1,096	2,237	2,711
Interest on FHLB advances	243	269	278	331	394	790	1,446
Interest on jr. subordinated debentures	340	352	358	342	337	1,050	946
Interest on subordinated notes	1,145	1,144	1,145	1,145	1,144	3,434	3,430
Total interest expense	12,175	11,777	10,821	9,547	8,504	34,773	22,037
Net interest income	37,398	36,611	37,647	37,987	36,729	111,656	111,484
Provision for loan and lease losses (the "Provision")	919	1,627	3,736	2,362	664	6,282	4,831
Net interest income after Provision	36,479	34,984	33,911	35,625	36,065	105,374	106,653
Noninterest income:
Fees for wealth management services	10,826	11,510	10,392	11,017	10,343	32,728	31,309
Insurance commissions	1,842	1,697	1,672	1,459	1,754	5,211	5,349
Capital markets revenue	2,113	1,489	2,219	1,367	710	5,821	3,481
Service charges on deposits	856	852	808	798	726	2,516	2,191
Loan servicing and other fees	555	553	609	539	559	1,717	1,720
Net gain on sale of loans	674	752	319	1,606	631	1,745	1,677
Net gain on sale of investment securities available for sale	—	—	—	—	—	—	7
Net (loss) gain on sale of other real estate owned	(12)	—	(24)	3	5	(36)	292
Dividends on FHLB and FRB stocks	346	316	411	305	375	1,073	1,316
Other operating income	2,255	3,052	2,847	1,003	3,171	8,154	10,543
Total noninterest income	19,455	20,221	19,253	18,097	18,274	58,929	57,885
Noninterest expense:
Salaries and wages	17,765	17,038	20,901	17,921	16,528	55,704	48,750
Employee benefits	3,288	3,317	4,166	2,977	3,356	10,771	9,941
Occupancy and bank premises	3,008	3,125	3,252	3,135	2,717	9,385	8,464
Furniture, fixtures and equipment	2,335	2,568	2,389	2,370	2,070	7,292	6,037
Advertising	587	504	415	540	349	1,506	1,179
Amortization of intangible assets	954	956	938	997	891	2,848	2,659
(Recovery) impairment of mortgage servicing rights ("MSRs")	(19)	10	17	101	(23)	8	(74)
Due diligence, merger-related and merger integration expenses	—	—	—	—	389	—	7,761
Professional fees	1,044	1,316	1,320	1,526	997	3,680	2,677
Pennsylvania bank shares tax	514	513	409	374	472	1,436	1,418
Data processing	1,377	1,303	1,320	1,340	1,155	4,000	3,602
Other operating expenses	4,320	4,538	4,597	3,564	4,691	13,455	13,044
Total noninterest expense	35,173	35,188	39,724	34,845	33,592	110,085	105,458
Income before income taxes	20,761	20,017	13,440	18,877	20,747	54,218	59,080
Income tax expense	4,402	4,239	2,764	1,746	4,066	11,405	12,419
Net income	$16,359	$15,778	$10,676	$17,131	$16,681	$42,813	$46,661
Net (loss) income attributable to noncontrolling interest	(1)	(7)	(1)	(5)	(1)	(9)	5
Net income attributable to Bryn Mawr Bank Corporation	$16,360	$15,785	$10,677	$17,136	$16,682	$42,822	$46,656

Per share data:
Weighted average shares outstanding	20,132,117	20,144,651	20,168,498	20,225,993	20,270,706	20,148,289	20,237,757
Dilutive common shares	76,513	99,758	103,163	95,290	167,670	88,042	206,318
Weighted average diluted shares	20,208,630	20,244,409	20,271,661	20,321,283	20,438,376	20,236,331	20,444,075
Basic earnings per common share	$0.81	$0.78	$0.53	$0.85	$0.82	$2.13	$2.31
Diluted earnings per common share	$0.81	$0.78	$0.53	$0.84	$0.82	$2.12	$2.28
Dividends paid or accrued per share	$0.26	$0.26	$0.25	$0.25	$0.25	$0.77	$0.69
Effective tax rate	21.20%	21.18%	20.57%	9.25%	19.60%	21.04%	21.02%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Nine Months Ended
	September 30, 2019			June 30, 2019			March 31, 2019			December 31, 2018			September 30, 2018			September 30, 2019			September 30, 2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$48,597	$143	1.17%	$37,843	$73	0.77%	$32,742	$132	1.64%	$38,957	$83	0.85%	$37,467	$64	0.68%	$39,785	$348	1.17%	$37,573	$181	0.64%
Investment securities - available for sale:
Taxable	594,975	3,765	2.51%	560,999	3,400	2.43%	543,687	3,363	2.51%	524,117	3,075	2.33%	514,360	2,910	2.24%	566,742	10,528	2.48%	509,405	8,382	2.20%
Tax-exempt	6,594	36	2.17%	7,530	43	2.29%	9,795	55	2.28%	13,184	70	2.11%	16,056	83	2.05%	7,961	134	2.25%	18,241	276	2.02%
Total investment securities - available for sale	601,569	3,801	2.51%	568,529	3,443	2.43%	553,482	3,418	2.50%	537,301	3,145	2.32%	530,416	2,993	2.24%	574,703	10,662	2.48%	527,646	8,658	2.19%

Investment securities - held to maturity	12,360	80	2.57%	10,417	71	2.73%	8,804	67	3.09%	8,761	63	2.85%	8,378	55	2.60%	10,540	218	2.77%	8,054	171	2.84%
Investment securities - trading	8,407	27	1.27%	8,572	24	1.12%	7,629	22	1.17%	8,203	96	4.64%	8,204	30	1.45%	8,206	73	1.19%	8,248	73	1.18%

Loans and leases *	3,532,923	45,642	5.13%	3,524,219	44,903	5.11%	3,477,739	44,958	5.24%	3,399,484	44,274	5.17%	3,379,699	42,214	4.96%	3,511,829	135,503	5.16%	3,341,741	124,750	4.99%

Total interest-earning assets	4,203,856	49,693	4.69%	4,149,580	48,514	4.69%	4,080,396	48,597	4.83%	3,992,706	47,661	4.74%	3,964,164	45,356	4.54%	4,145,063	146,804	4.74%	3,923,262	133,833	4.56%

Cash and due from banks	12,890			13,725			14,414			13,962			7,587			13,671			8,468
Less: allowance for loan and lease losses	(21,438)			(20,844)			(19,887)			(18,625)			(19,467)			(20,729)			(18,386)
Other assets	564,766			509,164			470,206			424,957			423,864			515,059			418,261

Total assets	$4,760,074			$4,651,625			$4,545,129			$4,413,000			$4,376,148			$4,653,064			$4,331,605

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,996,181	$5,445	1.08%	$1,928,755	$5,040	1.05%	$1,798,103	$3,764	0.85%	$1,704,065	$2,883	0.67%	$1,695,214	$2,425	0.57%	$1,908,405	$14,249	1.00%	$1,719,004	$5,977	0.46%
Wholesale deposits	299,309	1,729	2.29%	345,782	2,143	2.49%	342,696	2,012	2.38%	346,134	1,986	2.28%	256,347	1,329	2.06%	329,103	5,884	2.39%	221,073	3,035	1.84%
Retail time deposits	480,736	2,336	1.93%	520,317	2,472	1.91%	533,395	2,321	1.76%	552,213	2,179	1.57%	541,652	1,779	1.30%	511,290	7,129	1.86%	534,177	4,492	1.12%
Total interest-bearing deposits	2,776,226	9,510	1.36%	2,794,854	9,655	1.39%	2,674,194	8,097	1.23%	2,602,412	7,048	1.07%	2,493,213	5,533	0.88%	2,748,798	27,262	1.33%	2,474,254	13,504	0.73%

Borrowings:
Short-term borrowings	169,985	937	2.19%	68,529	357	2.09%	157,652	943	2.43%	128,429	681	2.10%	208,201	1,096	2.09%	132,100	2,237	2.26%	195,483	2,711	1.85%
Long-term FHLB advances	45,698	243	2.11%	52,397	269	2.06%	55,385	278	2.04%	67,363	331	1.95%	81,460	394	1.92%	51,125	790	2.07%	102,312	1,446	1.89%
Subordinated notes	98,634	1,145	4.61%	98,587	1,144	4.65%	98,542	1,145	4.71%	98,497	1,145	4.61%	98,457	1,144	4.61%	98,588	3,434	4.66%	98,450	3,430	4.66%
Jr. subordinated debt	21,680	340	6.22%	21,637	352	6.53%	21,595	358	6.72%	21,553	342	6.30%	21,511	337	6.22%	21,638	1,050	6.49%	21,470	946	5.89%
Total borrowings	335,997	2,665	3.15%	241,150	2,122	3.53%	333,174	2,724	3.32%	315,842	2,499	3.14%	409,629	2,971	2.88%	303,451	7,511	3.31%	417,715	8,533	2.73%

Total interest-bearing liabilities	3,112,223	12,175	1.55%	3,036,004	11,777	1.56%	3,007,368	10,821	1.46%	2,918,254	9,547	1.30%	2,902,842	8,504	1.16%	3,052,249	34,773	1.52%	2,891,969	22,037	1.02%

Noninterest-bearing deposits	903,314			909,945			871,726			878,047			866,314			895,111			849,247
Other liabilities	149,226			124,211			93,949			60,393			59,085			122,665			53,763
Total noninterest-bearing liabilities	1,052,540			1,034,156			965,675			938,440			925,399			1,017,776			903,010

Total liabilities	4,164,763			4,070,160			3,973,043			3,856,694			3,828,241			4,070,025			3,794,979

Shareholders' equity	595,311			581,465			572,086			556,306			547,907			583,039			536,626

Total liabilities and shareholders' equity	$4,760,074			$4,651,625			$4,545,129			$4,413,000			$4,376,148			$4,653,064			$4,331,605

Net interest spread			3.14%			3.13%			3.37%			3.44%			3.38%			3.22%			3.54%
Effect of noninterest-bearing sources			0.40%			0.42%			0.38%			0.35%			0.31%			0.39%			0.27%

Tax-equivalent net interest margin		$37,518	3.54%		$36,737	3.55%		$37,776	3.75%		$38,114	3.79%		$36,852	3.69%		$112,031	3.61%		$111,796	3.81%

Tax-equivalent adjustment		$120	0.01%		$126	0.01%		$129	0.01%		$127	0.01%		$123	0.01%		$375	0.01%		$312	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)
Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Nine Months Ended
	September 30, 2019			June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018		September 30, 2019		September 30, 2018
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$1,501	0.17%	$1,193	0.14%	$1,997	0.23%	$2,492	0.29%	$1,464	0.17%	$4,691	0.18%	$6,111	0.24%
Retail time deposits	Expense	(151)	(0.12)%	(171)	(0.13)%	(222)	(0.17)%	(279)	(0.20)%	(311)	(0.23)%	(544)	(0.14)%	(1,030)	(0.26)%
Long-term FHLB advances	Expense	34	0.30%	34	0.26%	33	0.24%	34	0.20%	32	0.16%	101	0.26%	72	0.09%
Jr. subordinated debt	Expense	44	0.81%	43	0.80%	42	0.79%	42	0.77%	41	0.76%	129	0.80%	122	0.76%
Net interest income from fair value marks		$1,574		$1,287		$2,144		$2,695		$1,702		$5,005		$6,947
Purchase accounting effect on tax-equivalent margin			0.15%		0.12%		0.21%		0.27%		0.17%		0.16%		0.24%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Reconciliation of Net Income to Net Income (core):
Net income attributable to BMBC (a GAAP measure)	$16,360	$15,785	$10,677	$17,136	$16,682	$42,822	$46,656
Less: Tax-effected non-core noninterest income:
Gain on sale of investment securities available for sale	—	—	—	—	—	—	(6)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	—	—	—	—	307	—	6,131
Voluntary years of service incentive program expenses	—	—	3,553	—	—	3,553	—
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	—	—	—	31	151	—	672
Net income (core) (a non-GAAP measure)	$16,360	$15,785	$14,230	$17,167	$17,140	$46,375	$53,453

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,132,117	20,144,651	20,168,498	20,225,993	20,270,706	20,148,289	20,237,757
Dilutive common shares	76,513	99,758	103,163	95,290	167,670	88,042	206,318
Weighted average diluted shares	20,208,630	20,244,409	20,271,661	20,321,283	20,438,376	20,236,331	20,444,075
Basic earnings per common share (core) (a non-GAAP measure)	$0.81	$0.78	$0.71	$0.85	$0.85	$2.30	$2.64
Diluted earnings per common share (core) (a non-GAAP measure)	$0.81	$0.78	$0.70	$0.84	$0.84	$2.29	$2.61

Calculation of Return on Average Tangible Equity:
Net income attributable to BMBC (a GAAP measure)	$16,360	$15,785	$10,677	$17,136	$16,682	$42,822	$46,656
Add: Tax-effected amortization and impairment of intangible assets	754	755	741	787	705	2,250	2,101
Net tangible income (numerator)	$17,114	$16,540	$11,418	$17,923	$17,387	$45,072	$48,757

Average shareholders' equity	$595,311	$581,465	$572,086	$556,306	$547,907	$583,039	$536,626
Less: Average Noncontrolling interest	693	688	685	681	678	689	684
Less: Average goodwill and intangible assets	(204,637)	(205,593)	(206,716)	(207,893)	(207,880)	(205,641)	(207,158)
Net average tangible equity (denominator)	$391,367	$376,560	$366,055	$349,094	$340,705	$378,087	$330,152

Return on tangible equity (a non-GAAP measure)	17.35%	17.62%	12.65%	20.37%	20.25%	15.94%	19.74%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$16,360	$15,785	$14,230	$17,167	$17,140	$46,375	$53,453
Add: Tax-effected amortization and impairment of intangible assets	754	755	741	787	705	2,250	2,101
Net tangible income (core) (numerator)	$17,114	$16,540	$14,971	$17,954	$17,845	$48,625	$55,554

Average shareholders' equity	$595,311	$581,465	$572,086	$556,306	$547,907	$583,039	$536,626
Less: Average Noncontrolling interest	693	688	685	681	678	689	684
Less: Average goodwill and intangible assets	(204,637)	(205,593)	(206,716)	(207,893)	(207,880)	(205,641)	(207,158)
Net average tangible equity (denominator)	$391,367	$376,560	$366,055	$349,094	$340,705	$378,087	$330,152

Return on tangible equity (core) (a non-GAAP measure)	17.35%	17.62%	16.59%	20.40%	20.78%	17.19%	22.50%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$600,935	$590,155	$575,107	$564,704	$551,425
Less: Noncontrolling interest	694	693	686	685	678
Less: Goodwill and intangible assets	(204,096)	(205,050)	(206,006)	(207,467)	(208,165)
Net tangible equity (numerator)	$397,533	$385,798	$369,787	$357,922	$343,938

Total assets	$4,828,641	$4,736,565	$4,631,993	$4,652,485	$4,388,442
Less: Goodwill and intangible assets	(204,096)	(205,050)	(206,006)	(207,467)	(208,165)
Tangible assets (denominator)	$4,624,545	$4,531,515	$4,425,987	$4,445,018	$4,180,277

Tangible equity ratio (BMBC)(1)	8.60%	8.51%	8.35%	8.05%	8.23%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$641,565	$625,464	$605,985	$591,695	$582,698
Less: Noncontrolling interest	694	693	686	685	678
Less: Goodwill and intangible assets	(191,572)	(192,450)	(193,329)	(194,715)	(195,337)
Net tangible equity (numerator)	$450,687	$433,707	$413,342	$397,665	$388,039

Total assets	$4,813,704	$4,721,394	$4,616,724	$4,637,481	$4,372,590
Less: Goodwill and intangible assets	(191,572)	(192,450)	(193,329)	(194,715)	(195,337)
Tangible assets (denominator)	$4,622,132	$4,528,944	$4,423,395	$4,442,766	$4,177,253

Tangible equity ratio (BMTC)(1)	9.75%	9.58%	9.34%	8.95%	9.29%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.36%	1.36%	0.95%	1.54%	1.51%	1.23%	1.44%
Effect of adjustment to GAAP net income to core net income	—%	—%	0.32%	—%	0.04%	0.10%	0.21%
Return on average assets (core)	1.36%	1.36%	1.27%	1.54%	1.55%	1.33%	1.65%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	10.90%	10.89%	7.57%	12.22%	12.08%	9.82%	11.62%
Effect of adjustment to GAAP net income to core net income	—%	—%	2.52%	0.02%	0.33%	0.81%	1.70%
Return on average equity (core)	10.90%	10.89%	10.09%	12.24%	12.41%	10.63%	13.32%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.54%	3.55%	3.75%	3.79%	3.69%	3.61%	3.81%
Effect of fair value marks	0.15%	0.12%	0.21%	0.27%	0.17%	0.16%	0.24%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.39%	3.43%	3.54%	3.52%	3.52%	3.45%	3.57%
(1)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$37,518	$36,737	$37,776	$38,114	$36,852
Effect of fair value marks	1,574	1,287	2,144	2,695	1,702
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$35,944	$35,450	$35,632	$35,419	$35,150

Calculation of Efficiency Ratio:
Noninterest expense	$35,173	$35,188	$39,724	$34,845	$33,592	$110,085	$105,458
Less: certain noninterest expense items*:
Amortization of intangibles	(954)	(956)	(938)	(997)	(891)	(2,848)	(2,659)
Due diligence, merger-related and merger integration expenses	—	—	—	—	(389)	—	(7,761)
Voluntary years of service incentive program expenses	—	—	(4,498)	—	—	(4,498)	—
Noninterest expense (adjusted) (numerator)	$34,219	$34,232	$34,288	$33,848	$32,312	$102,739	$95,038

Noninterest income	$19,455	$20,221	$19,253	$18,097	$18,274	$58,929	$57,885
Less: non-core noninterest income items:
Gain on sale of investment securities available for sale	—	—	—	—	—	—	(7)
Noninterest income (core)	$19,455	$20,221	$19,253	$18,097	$18,274	$58,929	$57,878
Net interest income	37,398	36,611	37,647	37,987	36,729	111,656	111,484
Noninterest income (core) and net interest income (denominator)	$56,853	$56,832	$56,900	$56,084	$55,003	$170,585	$169,362

Efficiency ratio	60.19%	60.23%	60.26%	60.35%	58.75%	60.23%	56.12%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$20,777	$21,182	$20,616	$19,426	$18,684
Less: Allowance on acquired loans	102	106	97	97	72
Allowance on originated loans and leases	$20,675	$21,076	$20,519	$19,329	$18,612

Total Allowance	$20,777	$21,182	$20,616	$19,426	$18,684
Loan mark on acquired loans	11,948	14,174	15,841	17,822	24,964
Total Allowance + Loan mark	$32,725	$35,356	$36,457	$37,248	$43,648

Total Portfolio loans and leases	$3,540,747	$3,534,665	$3,523,514	$3,427,154	$3,381,475
Less: Originated loans and leases	3,137,769	3,088,849	3,032,270	2,885,251	2,752,160
Net acquired loans	$402,978	$445,816	$491,244	$541,903	$629,315
Add: Loan mark on acquired loans	11,948	14,174	15,841	17,822	24,964
Gross acquired loans (excludes loan mark)	$414,926	$459,990	$507,085	$559,725	$654,279
Originated loans and leases	3,137,769	3,088,849	3,032,270	2,885,251	2,752,160
Total Gross portfolio loans and leases	$3,552,695	$3,548,839	$3,539,355	$3,444,976	$3,406,439
*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.